Exhibit 99.8

                            AGREEMENT OF JOINT FILING


     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of Priority Class A Common Shares of Beneficial Interest, par value $.01 per share, of Hersha Hospitality Trust, a Maryland real estate investment trust. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: as of April 30, 2003

                                    CNL HOSPITALITY PARTNERS, L.P.


                                    By:    CNL Hospitality GP Corp.,
                                           its general partner


                                    By:    /s/ Tammie A. Quinlan
                                           ------------------------------
                                    Name:  Tammie A. Quinlan
                                    Title: Senior Vice President


                                    CNL HOSPITALITY GP CORP.


                                    By:    /s/ Tammie A. Quinlan
                                           ------------------------------
                                    Name:  Tammie A. Quinlan
                                    Title: Senior Vice President


                                    CNL HOSPITALITY PROPERTIES, INC.


                                    By:    /s/ Tammie A. Quinlan
                                           ------------------------------
                                    Name:  Tammie A. Quinlan
                                    Title: Senior Vice President